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                                                                    Exhibit 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS
                          ----------------------------------


We consent to the incorporation by reference in this registration statement of Genzyme Transgenics Corporation on Form S-8 relating to 500,000 shares of the Company's common stock offered pursuant to the provisions of the Company's 1993 Employee Incentive Plan of our report dated February 24, 1997, except as to the information presented in Note 13, for which the date is March 17, 1997, on our audits of the consolidated financial statements of Genzyme Transgenics Corporation as of December 29, 1996 and December 31, 1995 and for each of the three fiscal years in the period ended December 29, 1996.



                                       /s/ Coopers & Lybrand L.L.P.
                                       ----------------------------
                                       Coopers & Lybrand L.L.P.


Boston, Massachusetts
June 10, 1997